UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2025

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2025, Cable One, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has appointed James A. Holanda to serve as the Company’s Chief Executive Officer and as a member of the Board, effective no later than March 31, 2026 (such date, the “Commencement Date”), in order to allow him to complete his prior professional commitments. In connection with Mr. Holanda’s appointment, Mary E. Meduski was elected Chair of the Board, effective January 1, 2026. Mr. Holanda will succeed Julia M. Laulis, who retired from her role as Chair of the Board, President, and Chief Executive Officer. Todd M. Koetje, the Company’s Chief Financial Officer, was appointed by the Board to serve as the Company’s Interim Chief Executive Officer from January 1, 2026 through the Commencement Date.

Mr. Holanda, age 60, was most recently the Chief Executive Officer of Astound Broadband where he currently serves as a director. He is also the President and Chief Executive Officer of Patriot Media Consulting, LLC. Prior to Astound, Mr. Holanda held various positions at Choice Cable TV of Puerto Rico, Patriot Media of Central New Jersey, Charter Communications, Inc. and Comcast Corporation.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Holanda and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Holanda and any other person pursuant to which he was selected as the Company’s Chief Executive Officer. Mr. Holanda does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Holanda’s appointment as Chief Executive Officer, the Company entered into an offer letter with him, dated December 23, 2025 (the “Offer Letter”) and effective as of the Commencement Date, which provides Mr. Holanda with the following compensation and benefits, as approved by the Compensation and Talent Management Committee of the Board: (i) an annual base salary of $1,400,000; (ii) an annual target bonus equal to 150% of his annual base salary; (iii) a one-time grant of equity-based awards having an aggregate grant date fair market value of approximately $10,000,000, granted in the form of 40% time-based restricted stock units (“RSUs”) and 60% performance-based RSUs; (iv) beginning January 1, 2027, eligibility for annual equity-based award grants in accordance with the Company’s executive compensation program as determined by the Compensation and Talent Management Committee of the Board; and (v) a one-time cash payment of $175,000, representing relocation assistance in connection with his relocation to commence employment with the Company. In addition, the Offer Letter provides that in the event that Mr. Holanda does not receive an annual bonus from his prior employer with respect to his provision of services for the calendar year 2025 (the “Foregone Bonus”), due to his commencing employment with the Company on the Commencement Date, then, upon provision of reasonable documentation evidencing forfeiture or non-payment of the Foregone Bonus, the Company will pay a one-time cash amount to Mr. Holanda up to $750,000 to replace the Foregone Bonus amount.  If Mr. Holanda’s employment with the Company ends for any reason (other than in the case of certain involuntary terminations by the Company or his resignation for “good reason”), less than two years after the Commencement Date, Mr. Holanda will be obligated to refund the Company the amount paid to him in respect of the Foregone Bonus.

The foregoing is a summary of certain material terms of the Offer Letter and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Ms. Meduski has served as a member of the Board since 2019 and most recently served as the Board’s Lead Independent Director. Ms. Meduski also chairs the Board’s Nominating and Governance and Committee, a role she will retain as Chair of the Board, together with her membership on the Board’s Executive Committee.

Mr. Koetje, age 49, has served as the Company’s Chief Financial Officer since July 2022. Prior to joining the Company, Mr. Koetje served as Managing Director & Group Head of the Technology, Media & Telecommunications Leveraged Finance team at Truist Securities. Mr. Koetje worked for Truist Securities and its predecessors from August 1999 to January 2021.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Koetje and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Koetje and any other person pursuant to which he was selected as the Company’s Interim Chief Executive Officer. Mr. Koetje does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Koetje’s appointment as the Company’s Interim Chief Executive Officer, effective January 1, 2026, in addition to his current cash compensation, Mr. Koetje will receive a monthly cash bonus of $40,000, to be paid for each calendar month of his service as Interim Chief Executive Officer through the Commencement Date. Mr. Koetje’s monthly cash bonus will be paid pro-rated for any month of partial service based on the number of days of such month in which he serves as the Interim Chief Executive Officer.

Cautionary Statement Regarding Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the expected commencement date of the Chief Executive Officer and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this current report, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Item 7.01   Regulation FD Disclosure.

On December 31, 2025, the Company issued a press release announcing the matters described under Item 5.02 above. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated December 23, 2025
99.1	Press release issued by Cable One, Inc. dated December 31, 2025
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Christopher J. Arntzen
	Name:	Christopher J. Arntzen
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 31, 2025